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                                                               Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90784) of ServiceWare Technologies, Inc. and in the related Prospectus, Form S-8 (No. 333-44680) pertaining to the Employee Stock Purchase Plan and Form S-8 (No. 333-50498) pertaining to the Amended and Restated Stock Option Plan and the 2000 Stock Incentive Plan of ServiceWare Technologies, Inc., of our report dated January 25, 2002, with respect to the consolidated financial statements of ServiceWare Technologies, Inc., included in the Form 10-K for the year ended December 31, 2002.


                                          /s/ Ernst & Young LLP



Pittsburgh, Pennsylvania
March 31, 2003